Exhibit 3.3

FINAL FORM

THIRD AMENDED AND RESTATED BYLAWS OF

FIREFLY AEROSPACE INC.

ARTICLE I

OFFICES

Section 1.01 Offices. The address of the registered office of Firefly Aerospace Inc. (the “Company”) in the State of Delaware shall be set forth in the Company’s Certificate of Incorporation, as amended and restated from time to time (the “Certificate of Incorporation”). The Company may have other offices, both in and outside of the State of Delaware, as the Company’s Board of Directors (the “Board of Directors”) shall determine or the business of the Company may require.

Section 1.02 Books and Records. Any records administered by or on behalf of the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases); provided, that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records comply with Section 224 of General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Company shall convert any records upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either in or outside of the State of Delaware, or by means of remote communications, as shall be designated by resolution(s) of the Board of Directors and stated in the notice of meeting.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors, which shall specify the date, time and place, if any, and may not be called by any other person or entity. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice of Meetings. Notice of stockholder meetings shall be provided in writing or by electronic transmission stating the place, if any, date, hour, record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting the purpose or purposes for which the meeting has been called. The notice shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting and shall comply in all respects with the requirements of Section 232 of the DGCL.

Section 2.06 List of Stockholders. The Company shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Company registered in the name of each stockholder at least ten (10) days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose reasonably connected to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Company for a period of at least ten (10) days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the Company’s stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders, or to vote in person or by proxy at any meeting of stockholders.

Section 2.07 Quorum. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Company entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting in the manner provided in Section 2.04, until a quorum shall be present or represented; provided, that the presence of Glow B Holdings, LLC shall be required for quorum. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, a Series B Director (as defined in the Certificate of Incorporation), or, in his or her absence or inability to act, the person whom a Series B Director shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09 Voting; Proxies. Except as otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of the outstanding shares entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period; provided, however, that a stockholder may not grant a proxy to Noosphere Venture Partners LP or any Affiliate of Noosphere Venture Partners LP. An “Affiliate” means, with respect to a party, any other party who, directly or indirectly, controls, is controlled by or is under common control with such party, including, but not limited to, any general partner, managing member, officer, director or trustee of such party, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such party. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Company a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.10 Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one (1) or more inspectors, who may be employees of the Company, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Except as otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11 Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section, written consents signed by a sufficient number of holders to take action are delivered to the Company as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company provided that no such notice shall be required if not required by law.

Section 2.12 Fixing the Record Date.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend, or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution(s) relating thereto.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company.

Section 3.02 Number; Term of Office. The Board of Directors shall be appointed as specified in the Seventh Amended and Restated Voting Agreement dated as of the adoption date hereof by and between the Company and the parties thereto (as the same may be amended, restated, or amended and restated, the “Voting Agreement”). The number of directors serving on the Board may be changed from time to time as set forth in the Certificate of Incorporation and Voting Agreement. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director; provided, that the Board of Directors may only fill any such vacancies occurring in the Board of Directors with the designee(s) of the applicable holders of stock entitled to appoint such director(s) pursuant to the Certificate of Incorporation and the Voting Agreement. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation, or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

Section 3.04 Resignation. Any director may resign at any time by notice given orally, in writing, or by electronic transmission to the Company. Such resignation shall take effect at the date of receipt of such notice by the Company or at such later time as is specified.

Section 3.05 Removal. Except as prohibited by applicable law or as otherwise provided in the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any such director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof; provided, that, no director may be removed from office unless such removal is directed or approved by the parties originally entitled to designate or approve such director.

Section 3.06 Qualifications for Directors. One (1) director shall be the Company’s Chief Executive Officer. No director shall be, or shall have been, an Affiliate of Noosphere Venture Partners LP.

Section 3.07 Fees and Expenses. Directors shall receive such fees and expenses as the Board of Directors shall prescribe. The Company shall reimburse the Preferred Directors (as defined in the Voting Agreement) for all reasonable, documented and out-of-pocket expenses to attend meetings of the Board of Directors.

Section 3.08 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined by the Board of Directors or its chairman.

Section 3.09 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the chairman or the president on at least twenty four (24) hours’ notice to each director given by the means specified in Section 3.11 other than by mail or on at least three (3) days’ notice if given by mail. Special meetings shall be called by the chairman or the President in like manner and on like notice on the written request of any two (2) or more directors.

Section 3.10 Telephone Meetings. Board of Directors or Board of Directors’ committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.11 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty four (24) hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given the means specified in Section 3.11 other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.12 Notices. Subject to Section 3.08, Section 3.10 and Section 3.12, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Company, facsimile, email, or by other means of electronic transmission.

Section 3.13 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.14 Organization. At each meeting of the Board of Directors, the chairman or, in his or her absence, another director selected by the Board of Directors shall preside. The

Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and, in the absence from any such meeting of the Secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.15 Quorum of Directors. Except as otherwise required by the Certificate of Incorporation, these Bylaws, or applicable law, the presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, including (a) the Series B Director (as defined in the Certificate of Incorporation) acting as the chairman of the Board of Directors and (b) at least one (1) of the Series A Director and Series D Director (each as defined in the Certificate of Incorporation); provided, however, that if a meeting is adjourned due to the absence of both of the Series A Director and the Series D Director, the Board of Directors may reschedule such meeting and the presence of neither the Series A Director nor the Series D Director shall be required to constitute a quorum at the rescheduled meeting.

Section 3.16 Action by Directors. Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation, the Voting Agreement, the Sixth Amended and Restated Investors’ Rights Agreement dated as of the adoption date hereof by and between the Company and the parties thereto (as the same may be amended, restated, or amended and restated, the “Investors’ Rights Agreement”) or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.17 Action Without Meeting. Except as set forth in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.18 Committees of the Board of Directors. The Board of Directors may designate one (1) or more committees (in addition to the Compensation Committee described in Section 3.19), each committee to consist of one (1) or more of the directors of the Company. Except with respect to the Compensation Committee, the Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, that, (a) all committees shall be required to have at least one (1) Series B Director, (b) the Series B Directors shall hold the majority of any vote of the members of any committee and (c) the Series D Director shall be entitled to participate on any committee. Except with respect to the Compensation Committee, if a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided, that, all committees shall be required to have at least one (1) Series B Director. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the

Company and may authorize the seal of the Company to be affixed to all papers that may require it to the extent so authorized by the Board of Directors; provided that, notwithstanding anything to the contrary herein, any such exercise of the powers or authority of the Board of Directors by a committee shall be subject to any requisite vote or other requirement applied to such act of the Board of Directors, as specified in these Bylaws, the Certificate of Incorporation, the Voting Agreement, or the Investors’ Rights Agreement. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee (which shall include at least one (1) Series B Director) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee (which shall include at least one (1) Series B Director) present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article.

Section 3.19 Compensation Committee. The Board of Directors shall have a compensation committee (the “Compensation Committee”) and such Compensation Committee shall include at least one (1) Series B Director. The Compensation Committee shall have all such other rights and powers as may be lawfully delegated to it by the Board of Directors pursuant to any Compensation Committee Charter, and not in conflict with specific powers conferred by the Board of Directors upon any other board committee.

ARTICLE IV

OFFICERS

Section 4.01 Positions and Election. Except as may be appointed in accordance with Section 4.06, the officers of the Company shall be elected by the Board of Directors and shall include, but not limited to, a chief executive officer, a president, a treasurer, and a secretary. The Board of Directors, in its discretion, may also elect a chairman (who must be a Series B Director), one (1) or more vice chairmen (who must be directors), and one (1) or more vice presidents, assistant treasurers, assistant secretaries, and other officers. Any two (2) or more offices may be held by the same person. All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.02 Term. Each officer of the Company shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Except as set forth therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03 The Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Company and other duties incident to the office of president, and any other duties as may be assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 4.04 The Secretary. The Secretary shall attend all sessions of the Board of Directors, and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president. The Secretary shall keep in safe custody the seal of the Company and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.05 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Company.

Section 4.06 Subordinate Officers. The chief executive officer or, in the absence of a chief executive officer, the president, may appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as provided by the chief executive officer or the president but in no case shall such duties be inconsistent with these bylaws or any limitations the Board of Directors may from time to time determine.

Section 4.07 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Section 4.08 Loans to Officers. Subject to the approval of the Board of Directors, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any its subsidiaries, if any, including any officer or employee who is a director of the Company or any its subsidiaries, if any, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this Section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

Section 4.09 Representation of Interests of Other Entities. The chairman of the Board of Directors, the President, any vice president, the Secretary, or any other person authorized by the Board of Directors or the President, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares, equity, or voting interests of any other corporation, limited liability company, or other similar entity, standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01 Certificates Representing Shares. The shares of stock of the Company shall be represented by certificates; provided, that (a) the Board of Directors may provide by resolution that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock and (b) the Company and a stockholder may agree that such stockholder’s shares of stock shall be uncertificated shares evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Company’s authorized officers. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Company by any two (2) of the Company’s authorized officers. Such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 5.02 Transfers of Stock. The stock of the Company shall be transferable in the manner prescribed by law, by these Bylaws, by the Investors’ Rights Agreement, and by the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the adoption date hereof by and between the Company and the parties thereto (as the same may be amended, restated, or amended and restated). Transfers of stock shall be made on the books of the Company only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred. To the extent designated by the president, or any vice president, or the treasurer of the Company, the Company may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 5.03 Restriction on Transfer of Common Stock. No stockholder of shares of Common Stock (as defined in the Certificate of Incorporation) (including in connection with any stock split, stock dividend, recapitalization or reorganization, but excluding shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock (as defined in the Certificate of Incorporation) or upon exercise of any warrants issued to purchasers of Series D Preferred Stock pursuant to the Series D Preferred Stock Purchase Agreement dated as of the adoption date hereof by and between the Company and the parties thereto (as the same may be amended, restated, or amended and restated) (such shares of Common Stock, the “Transfer Stock”, and such stockholder of Transfer Stock, the “Common Stockholder”) may transfer, assign, pledge, or otherwise dispose of or encumber shares without the approval of the Board of Directors, except for the Exempted Transfers as provided in Section 5.04 below.

Section 5.04 Exempted Transfers.

(a) Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 5.03 shall not apply (i) in the case of a Common Stockholder that is an entity, upon a transfer by such Common Stockholder to its stockholders, members, partners or other equityholders or other Affiliates, (ii) to a repurchase of Transfer Stock from a Common Stockholder by the Company at a price no greater than that originally paid by such Common Stockholder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board of Directors or (iii) in the case of a Common Stockholder that is a natural person, upon a transfer of Transfer Stock by such Common Stockholder made for bona fide estate planning purposes, either during their lifetime or on death by will or intestacy to their Immediate Family Member, or any other relative or Person approved by unanimous consent of the Board of Directors, or any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Common Stockholder or any such Immediate Family Members or Board of Directors-approved other relatives or Persons; provided, that in the case of clauses (i) or (iii), the Common Stockholder shall deliver prior written notice to the transferees of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in these Bylaws and such transferee shall, as a condition to such issuance, deliver an instrument as confirmation that such transferee shall be bound by all the terms and conditions of these Bylaws as a Common Stockholder (but only with respect to the securities so transferred to the transferee), including the obligations of a Common Stockholder with respect to Proposed Common Stockholder Transfers of such Transfer Stock pursuant to Section 5.05.

(b) Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 5.05 shall not apply to the sale of any Transfer Stock (i) to the public in an offering pursuant to an effective registration statement under the Securities Act; or (ii) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

(c) Prohibited Transferees. Notwithstanding the foregoing, no Common Stockholder shall transfer any Transfer Stock to (a) any entity which, in the Board of Directors’ determination, directly or indirectly competes with the Company; (b) any customer, distributor or supplier of the Company, if the Board of Directors determines that such transfer would result in such customer, distributor or supplier receiving information that could place the Company at a competitive disadvantage with respect to such customer, distributor or supplier; or (c) any Foreign Person that pursuant to any such transfer would acquire any DPA Triggering Rights, unless otherwise approved by the Board of Directors; provided that Astera Institute shall not be deemed to compete with the Company, either directly or indirectly, or to be a customer, distributor or supplier of the Company, for purposes of this Section 5.04(c).

Section 5.05 Right of First Refusal on Transfer of Common Stock.

(a) Grant. Subject to the terms of Section 5.03 and except for the transfers under Section 5.04, each Common Stockholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Common Stockholder may propose to transfer in a Proposed Common Stockholder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Common Stockholder proposing to make a Proposed Common Stockholder Transfer must deliver a Proposed Transfer Notice to the Company or its permitted transferees or assigns not later than forty-five (45) days prior to the consummation of such Proposed Common Stockholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Common Stockholder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Common Stockholder Transfer. To exercise its Right of First Refusal under this Section 5.05, the Company or its permitted transferees or assigns must deliver a Company Notice to the selling Common Stockholder within fifteen (15) days after delivery of the Proposed Transfer Notice. In the event of a conflict between these Bylaws and any other agreement that may have been entered into by a Common Stockholder with the Company that contains a preexisting right of first refusal, the terms of these Bylaws shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 5.05(a) and this Section 5.05(b).

(c) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Director and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company shall take place, and all payments from the Company shall have been delivered to the selling Common Stockholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Common Stockholder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

Section 5.06 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars.

Section 5.07 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

Section 5.08 Certain Definitions.

(a) “Company Notice” means written notice from the Company notifying the selling Common Stockholders that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Common Stockholder Transfer.

(b) “DPA Triggering Right” means (i) “control” (as defined in the DPA); (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (iii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; and (iv) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

(c) “DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.

(d) “Foreign Person” means either (i) a Person or government that is a “foreign person” within the meaning of the DPA or (ii) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights.

(e) “Immediate Family Member” means a child (natural or adopted), stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similarly statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships of a natural person referred to herein.

(f) “Person” means a natural person or individual, or a firm, corporation, partnership, association, limited liability company, trust or any other entity.

(g) “Proposed Common Stockholder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Common Stockholders.

(h) “Proposed Transfer Notice” means written notice from a Common Stockholder setting forth the terms and conditions of a Proposed Common Stockholder Transfer.

(i) “Prospective Transferee” means any Person to whom a Common Stockholder proposes to make a Proposed Common Stockholder Transfer.

(j) “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Common Stockholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 6.01 The Company shall have the power to indemnify, to the extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the Company’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding, and to advance expenses for any Proceeding to the extent permitted by the DGCL. The Company shall have the power to enter into indemnification agreements in furtherance of the general powers granted hereunder. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 6.02 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Seal. The seal of the Company shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise, as may be prescribed by law, or custom, or by the Board of Directors.

Section 7.02 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

Section 7.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Company shall be signed, endorsed, or accepted in the name of the Company by such officer, officers, person or persons designated by the Board of Directors, or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04 Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Company may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 7.05 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. If these Bylaws conflict with any applicable law or the Certificate of Incorporation, then the provisions of applicable law or the Certificate of Incorporation shall control.

Section 7.06 Electronic Notice. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder or director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (c) if by posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder or director.

Section 7.07 Forum. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or these Bylaws, or (d) any action asserting a claim against the Company governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.

ARTICLE VIII

AMENDMENTS

Section 8.01 Amendments. Except when the Certificate of Incorporation requires the consent of a class or series of the Company’s stock, these Bylaws may be amended, altered, terminated, repealed, or waived with the consent of the Board or the consent of the holders of a majority of the Company’s Series B Preferred Stock.

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CERTIFICATE OF ADOPTION OF THIRD AMENDED AND RESTATED BYLAWS

OF

FIREFLY AEROSPACE INC.

The undersigned certifies that he is the duly elected, qualified, and acting secretary of Firefly Aerospace Inc., a Delaware corporation (the “Company”), and that the Third Amended and Restated Bylaws were adopted as the Company’s bylaws on October 31, 2024.

/s/ David Wheeler
David Wheeler, Secretary